UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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The Williams Companies, Inc.

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The following presentation was first furnished by The Williams Companies, Inc. (“Williams”) to the proxy advisors on June 3, 2016, with respect to the previously announced combination of Williams with Energy Transfer Equity, L.P. (“ETE”), through the merger of a newly formed entity, Energy Transfer Corp LP (“ETC”) with Williams (the “merger”). Please consider the following when reviewing the presentation:

•      The merger remains subject to a number of closing conditions, including the receipt of Williams stockholder approval and receipt by ETC and Williams of a tax opinion from Latham & Watkins LLP (“Latham”) that the contribution of Williams’ assets by ETC to ETE should qualify as an exchange to which Section 721(a) of the Internal Revenue Code applies. ETE has advised Williams that Latham has advised ETE that it would not be able to deliver this tax opinion were the opinion requested as of the date of the proxy statement/prospectus mailed to Williams’ stockholders. ETE has advised Williams that it believes there is a substantial risk that the closing condition relating to this tax opinion will not be met, and that it is unlikely that ETC would waive the closing condition. Williams believes that the contribution should qualify as an exchange to which Section 721(a) of the Internal Revenue Code applies, and would be willing to waive the condition to closing that Williams receive this tax opinion.

•      Williams has filed a lawsuit against ETE in the Delaware Court of Chancery alleging that ETE has breached the merger agreement by failing to cooperate to obtain the 721 Opinion from Latham and failing to otherwise to use its reasonable best efforts to take all actions necessary to close the merger. Williams seeks, among other remedies, a declaratory judgment and injunction preventing ETE from terminating or otherwise avoiding its obligations under the merger agreement due to any failure of Latham to deliver the 721 tax opinion to ETC and Williams. ETE has filed its affirmative defenses and counterclaim, including a counterclaim that Williams has breached the merger agreement by the Williams board of directors modifying or qualifying its approval and recommendation of the merger in various ways. ETE seeks, among other things, a declaratory judgment that, in the event Latham fails to deliver the 721 tax opinion prior to the outside date of June 28, 2016 set forth in the merger agreement, ETE will be entitled to terminate the merger agreement without liability due to the failure of a closing condition. ETE also seeks a judgment that due to Williams’ breaches of the merger agreement, ETE is entitled to immediately terminate the merger agreement. ETE’s position is that, in the event ETE is entitled to and does terminate the merger agreement due to a modification or qualification of the Williams board of directors’ recommendation of the merger, Williams would owe ETE a termination fee of $1.48 billion. The parties have agreed to expedited proceedings, with a trial scheduled to be held June 20 and June 21, 2016. Williams’ stockholders are encouraged to read the proxy statement/prospectus in its entirety, including the section entitled “Recent Developments,” for additional information regarding the foregoing.

•      ETE has advised Williams that, given uncertainty in the trading markets related to the foregoing, ETE believes that the current trading price of ETE units is likely not representative of what the trading price of ETE units would be in the event the merger were consummated. ETE believes that actual trading price of ETE units upon any consummation of the merger could be substantially lower than the $13.61 closing price as of June 2, 2016 cited in the presentation, as a result of ETE’s current expectation to discontinue its distribution on common units for eight quarters following closing if the merger is consummated as well as other matters discussed in the “Recent Developments” section.

Williams Combination with Energy Transfer Equity

June 2, 2016

Forward-looking Statements

This communication may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the merger of Energy Transfer Equity, L.P. (NYSE: ETE) and The Williams Companies, Inc. (NYSE: WMB) (“Williams”), the expected future performance of the combined company (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the Registration Statement on Form S-4 which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 25, 2016 (the “Form S-4”) and in the most recent Annual Report on Form 10-K for each of ETE, Energy Transfer Partners, L.P. (NYSE: ETP), Sunoco Logistics Partners L.P. (NYSE: SXL), Sunoco, LP (NYSE: SUN), WMB and Williams Partners L.P. (NYSE: WPZ) filed with the SEC and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in the Form S-4 and in ETE’s, ETP’s, SXL’s, SUN’s, WMB’s and WPZ’s filings with the SEC, which factors are incorporated herein by reference.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in the Form S-4 and in other reports or documents that ETE, ETP, SXL, SUN, WMB and WPZ file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any business combination transaction between ETE, Energy Transfer Corp LP (“ETC”) and Williams; (2) the ultimate outcome and results of integrating the operations of ETE and Williams, the ultimate outcome of ETE’s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of ETE, ETC and Williams, including the combined company’s future financial condition, operating results, strategy and plans; (4) the ability to obtain required regulatory approvals and meet other closing conditions to the transaction, including approval under HSR and Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies’ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of ETE common units and ETC common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETC common shares to Williams stockholders; and (9) the ability to maintain Williams’, WPZ’s, ETP’s, SXL’s and SUN’s current credit ratings. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Neither ETE nor Williams undertakes any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

2 © 2016 The Williams Companies, Inc. All rights reserved.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposed business combination between ETE and Williams. In furtherance of this proposed business combination and subject to future developments, ETE, ETC and Williams have filed a registration statement on Form S-4 with the SEC and a proxy statement/prospectus of WMB and other documents related to the proposed business combination. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document ETE, ETC or Williams may file with the SEC in connection with the proposed business combination. The registration statement was declared effective by the SEC on May 25, 2016. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. Definitive proxy statement(s) will be mailed to stockholders of Williams. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by ETE, ETC and Williams through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETC with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700 and copies of the documents filed by Williams with the SEC will be available on Williams’ website at investor.williams.com.

ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on February 29, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.

Williams and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of Williams is contained in Williams’ Annual Report on Form 10-K filed with the SEC on February 26, 2016 (as it may be amended from time to time). Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Williams using the sources indicated above.

3 © 2016 The Williams Companies, Inc. All rights reserved.

Agenda

Transaction Overview

Investment Highlights

ETC/ETE Alignment

Merger Integration Update

Key Dates

Key Takeaways

4 © 2016 The Williams Companies, Inc. All rights reserved.

Transaction Overview

Summary

On September 28, 2015, Williams (“WMB”) executed a definitive agreement to combine with

Energy Transfer Equity, L.P. (“ETE”)

ETE will form a partnership that will be treated as a corporation for tax purposes to be called

Energy Transfer Corp LP (“ETC”) that will merge with WMB and survive the merger

WMB stockholders can elect to receive as merger consideration (subject to proration):

Mixed consideration of $8.00 per share in cash and 1.5274 ETC shares per WMB share

All ETC shares at a fixed exchange ratio of 1.8716 ETC shares per WMB share

All cash of $43.50 per WMB share

WMB stockholders that elect to receive all ETC shares or all cash will be subject to proration to ensure that the aggregate number of ETC common shares and the aggregate amount of cash paid in the merger will be the same as if all shareholders elect mixed consideration(a)

Mixed consideration represents $28.79 of value per WMB share(b)

Regardless of consideration election, all shares will receive a one-time special dividend of $0.10 per share following closing

(a) Elections to receive ETC shares or cash are both subject to proration such that a cash pool of $6.05 billion will be fully allocated.

(b) Based on ETE’s closing price of $13.61 as of June 2, 2016.

5 © 2016 The Williams Companies, Inc. All rights reserved.

Transaction Overview (cont’d)

Summary

Intended to qualify as a tax-free exchange to WMB stockholders (except with respect to cash received)

In addition, each ETC common share received by WMB stockholders in the merger will have attached to it one contingent consideration right (“CCR”)

The CCRs provide an “adjustment mechanism” for trading parity between ETC shares and ETE units through the potential to provide additional or reduced consideration to

ETC shareholders should ETC shares trade, on average over the 23-month measurement period, at a discount or premium to the ETE units ETC will benefit from an agreement for dividend equalization with ETE through 2018 that ensures that ETC shareholders will receive the identical cash dividend as ETE unitholders, if any

WPZ will remain a separate, publicly traded MLP

A majority of the Williams Board recommends that

WMB stockholders adopt the merger agreement

6 © 2016 The Williams Companies, Inc. All rights reserved.

Transaction Overview (cont’d)

Pro Forma Energy Transfer Organizational Structure

ENERGY TRANSFER CORP LP ENERGY TRANSFER EQUITY LP

(NYSE: ETC) (NYSE: ETE)

~58% LP interest 100% Interest (a) ~2% LP Interest ~1% LP Interest ~90% GP /IDRs

100% GP / IDRs 100% GP / IDRs 100% GP / IDRs (Class H Units)

ENERGY TRANSFER 27% LP Interest SUNOCO LOGISTICS

WILLIAMS PARTNERS, L.P. SUNOCO LP

PARTNERS, L.P. PARTNERS L.P.

(NYSE: WPZ) (NYSE: SUN)

~39% LP Interest (NYSE: ETP) ~10% GP / IDRs (NYSE: SXL)

ENERGY TRANSFER LNG 40% Interest

60% Interest

Lake Charles Lake Charles

LNG (Regas) LNG Export Co

Publicly

Traded MLP Pro Forma Operating Business

WMB Pro Forma ETC Pro Forma WMB Pro Forma

Ownership in ETC(b) Ownership in ETE(b) Economic Ownership in ETE (b)

ETE

19% ETE ETE

43% 48% WMB In addition to 52%

52% ownership in the

ETC

WMB 57% combined company,

81% WMB stockholders

also receive ~$6

billion of cash

(a) Owner and operator of LNG facility in Lake Charles, LA and expected nucleus of another MLP.

(b) Excludes potential effect of conversion of Convertible Units and potential issuances under the ETC Long-Term Incentive Plan.

ETE expects to grant awards to officers, directors and eligible service providers of ETC and its affiliates shortly following closing covering approximately 10% of

7 the outstanding ETC common shares at the closing of the merger.

© 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights

Summary

Expect WMB shareholders to benefit from enhanced long-term value prospects through ongoing participation in a larger, more diverse company, while securing substantial value certainty through cash consideration amidst the currently volatile energy environment

Key investment highlights:

1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies

2 A complementary geographic footprint, which will allow the combined company to better serve customers through the entire value chain across all major basins

3 Upside exposure to combined company’s significant growth opportunities (including

Lake Charles LNG) and additional commercial synergies

4 Combination reduces risks inherent in WMB’s standalone case, including customer concentration and related credit exposure

5 Combined company has proposed a clear path to delever and improve its balance sheet

\ 6 Cash consideration provides substantial value certainty to WMB stockholders amidst the currently volatile and challenging environment for U.S. midstream companies

8 © 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies

Combined company expected to be better positioned to compete in a dynamic midstream sector and a challenging commodity price environment

Creates the largest midstream franchise in North America, with two of the largest diversified MLPs, the second largest crude and logistics MLP, a fast-growing retail fuel MLP and an attractive LNG export opportunity

Broader footprint, diversified business mix and increased financing options through four MLP vehicles position the combined company to better participate in value-enhancing M&A going forward

Commercial synergies expected to result in increased EBITDA for the combined company by 2020 of more than $100 million (base case) to more than $500 million (upside price case) in addition to material cost synergies

Pro Forma Business Overview

Market Cap(a) $19,281 $8,216 $3,220 NA $19,424

Distribution/unit (LQA) $4.22 $1.92 $3.27 NA $3.40

2015A EBITDA(b) $3,982(c) $1,159 $356 $196 $4,089

Credit Ratings BBB- BBB BB NA BBB-

~62,500 miles of ~5,900 miles of crude ~6,800 sites and 6 terminals 9.0 bcf LNG storage 33,000+ miles of gas/NGL gas/NGL pipelines pipelines Presence in 30 states Take-or-pay contract pipelines

67 processing/treating ~2,700 miles of product More than 5.3 billion gallons (regasification) with BG NGL production of 130

Key Operating Assets

plants and fracs pipelines of annual motor fuel sales through 2030 mmbbl/d

51mmbbls underground 40 active refined products Potential LNG export project ~11 bcf/d of gas transported liquids storage terminals provides significant upside

2015A EBITDA Contribution(b) Market Capitalization of MLPs(a)

LNG

2% WPZ SUN WPZ

SUN 42% 6% 39%

3%

SXL ETP SXL ETP

12% 41% 16% 39%

(a) Based on trading prices as of June 2, 2016. (c) Does not include consolidated subsidiaries.

9 (b) Wells Fargo. © 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

2 Complementary geographic footprint

Complementary geographic footprint will allow the combined company to better serve customers through the entire value chain across all major basins

Compelling interstate natural gas pipeline combination and fully integrated North America liquids platform allows the pro forma company to offer cost-effective solutions to customers

Marcellus/Utica

Williams

Fractionators

Gas Plants

Offshore Platforms

Olefins Plants

Underground Storage

Laurel Mountain Midstream

Susquehanna Supply Hub

Canada

Cardinal

Discovery

Four Corners Area

East Gulf Coast

West Gulf Coast

Gulfstream

Gulf Olefins

Overland Pass Pipeline Energy Transfer

Northwest Pipeline ETP Pipelines

Ohio Valley Midstream SXL Pipelines

Southwest Wyoming Lake Charles LNG

Transco Development Projects

Wamsutter Rover Pipeline

ACMP Dakota Access Pipeline

Blue Racer Lone Star Express Pipeline

Crude Conversion Pipeline

Marcus Hook

Eagle Point

Nederland

10 © 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

3 Upside exposure to combined company’s significant growth

opportunities (including Lake Charles LNG) and additional commercial synergies

Significant and diverse set of growth opportunities for combined company

Importantly, combined company has more levers to fund growth and broader footprint for identifying new organic growth opportunities Upside to commercial synergy targets assuming continued commodity price improvement and increased demand for natural gas, NGL and crude supply (e.g., petchem, power gen, exports)

Bakken Crude Pipeline Project/Bayou Bridge Pipeline ET Rover Pipeline Project Natural Gas Exports to Mexico Lone Star Expansions and NGL Export Opportunity Eagle Ford & Permian Basin Expansion Projects

Revolution

Utica Ohio River Joint Venture

Bakken Crude Pipeline

Project/Bayou Bridge Pipeline

Permian Express 3

Longview & Louisiana

Extension

Mariner East 2

Mariner East 2 Extension

Delaware Basin Extension

(a) Based on ETE Analyst Day presentation from November 17, 2015.

11

Rock Springs Dalton

Hillabee Phase 1

Gulf Trace LNG

Virginia Southside II

Atlantic Sunrise

Gulf Connector

New York Bay

Garden State

NE Supply Enhancement

Kodiak

Gunflint

Awaiting positive FID from

BG/Shell (expected late 2016)

ETE/ETP have secured a

conditional 25-year

commercial commitment from

BG for all capacity

Key regulatory approvals

secured

Distributable cash flow is

expected to be in excess of

~$1.0bn per year to ETE and

ETP from 2022-2046(a)

© 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

4 Combination reduces risks inherent in WMB’s standalone case, including customer concentration and related credit exposure

Customer concentration and credit exposure (e.g., Chesapeake accounted for 18% of 2015 revenues)

Combination dilutes WMB exposure to Chesapeake risk and provides additional levers for negotiating “win-win” solutions

Risk that access to capital may be impaired as a result of customer credit issues

Combined company has more levers to finance capital plan, including four MLP financing vehicles

Additionally, WMB faces the following challenges going forward on a standalone basis:

Maintaining WPZ distribution at current levels could require IDR waivers, pressuring WMB dividend; alternatively, reducing WPZ distribution will also pressure WMB dividend

Risk for credit rating downgrade at WMB

Potential additional asset sales required to delever or address capital requirements

12 © 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

5 Combined company has proposed a clear path to delever and improve its balance sheet

ETE’s current acquisition facility provides flexibility to cost-effectively address leverage considerations

Interest rate on facility capped at 5.50%

One-year facility with ability to extend term by one year

ETE projections in S-4/proxy reflect conservative financing assumptions

Term loan financing of $6.0 billion to pay cash portion of merger consideration at closing

Debt paydown driven by proposed elimination of ETE/ETC distribution over two-year period following the closing

Significant ETE support planned to maintain IG ratings at ETP, WPZ and SXL(a)

Consolidated EBITDA

Cash Available for Distribution

HoldCo Debt / EBITDA

2016 2018

$10,179 $13,162

$2,243 $2,870

6.8x 3.7x

13.7% CAGR

13.1% CAGR

3.1x Reduction in Metric

The combined company will also have enhanced levers to pull to further reduce debt & bolster its underlying partnerships including HoldCo Level Underlying MLP Level

Asset Sales Asset Sales

Equity Financings Equity / Debt Financings

Distribution Cuts Distribution Cuts

Capex Cuts

(a) S&P recently advised ETE that it has placed ETE’s “BB” corporate credit and senior secured debt ratings on CreditWatch with negative implications and that S&P expects to lower ETE’s rating by two notches to “B+” upon the closing of the merger with WMB. S&P also advised ETE that S&P’s “BBB-” corporate credit rating and stable outlook for ETP and S&P’s ratings and

13 outlooks on SXL and SUN are unaffected by this action.

© 2016 The Williams Companies, Inc. All rights reserved.

Investment Highlights (cont’d)

6 Cash consideration provides substantial value certainty to WMB stockholders

The cash consideration crystalizes substantial value for WMB stockholders amidst the currently volatile environment for U.S. midstream companies

Equivalent to selling ~18% of WMB for $43.50 per share (vs. current WMB price of $22.60(a))

Cash component has provided a substantial value cushion in the current commodity downturn, representing ~28% of overall merger consideration(a)

If the ~$6 billion in cash consideration were reinvested in ETE or ETC shares, it would represent an additional ~20%(a) ownership in the combined company, bringing total

(a) Based on WMB and ETE closing prices of $22.60 and $13.61 as of June 2, 2016.

14

© 2016 The Williams Companies, Inc. All rights reserved.

ETC/ETE Alignment

Protections for ETC Shareholders

Uncapped CCR attached to each ETC common share

Represents the right to receive additional consideration (which can be satisfied in additional ETC shares or cash) should ETE units trade higher than ETC shares for a 23- month period post-closing

Strongly incents ETE to ensure ETC trades at parity with ETE

To the extent ETC trades at a 10% discount to ETE over the 23-month period, ETE would owe ETC an additional $1.6 billion(a)

Dividend equalization with ETE through 2018

ETE management stated goal (as disclosed in S-4) to manage ETC to 10% federal cash tax rate from 2019-2020 and thereafter, depending on among other things, the level of tax attributes at ETE’s disposal, more in the range of a

15-20% cash federal income tax rate

Initial ETC GP Board includes three independent directors meeting the independence standards established by the NYSE and the Exchange Act

Initial conflicts committee of the ETC GP Board was approved by the existing WMB Board

The conflicts committee appoints its successors going forward

(a) Based on WMB and ETE closing prices of $22.60 and $13.61 as of June 2, 2016.

15 (b) Total shareholder return calculation includes reinvestment of dividends.

ETE Management Track Record and Alignment

ETE management has strong track record for creating value for unitholders

Since January 2010, ETE has generated total shareholder return of ~150% vs. ~65% for the Alerian MLP Index and ~70% for WMB(b)

ETE management’s significant ownership in ETE provides high degree of incentive for ETE value creation

ETE management owns ~28% of outstanding ETE units with Kelcy Warren personally owning ~18%

ETE will own 19% of ETC; ETE is obligated to ETE/ETC dividend equalization through 2018 and ETE is responsible to compensate ETC for any CCR value at the end of 2 years following closing

© 2016 The Williams Companies, Inc. All rights reserved.

Merger Integration Update

Integration planning

Teams are crafting integration plans designed to deliver a well-functioning organization and material cost synergies

In December 2015, a Joint Integration Management Office was established and is functioning under direction of a combined executive steering committee

Teams are designing a functional organizational structure featuring a centrally led / shared service organization supporting both ETP & WPZ

Leaders from both companies have been named to functional teams tasked with integration planning

Business Functions Teams Currently Launched

HR Insurance Project Execution EH&S

IT Corporate Services – Major Projects & Offshore Right of Way

Financial Planning and Compliance, Governmental – NGL Exports Procurement

Analysis Affairs and Records Retention – Process Engineering and Power/Commodity

Planning

Accounting Legal Optimization

– Rotating Equipment

Treasury Corporate Communications Capital Cost Controls

– Facilities Planning/Project

Financial Risk Management Financial Reporting Dev ENV/GIS/Survey

Credit Measurement – Gathering and Well Engineering Services

Connects

SOX Technical Services

– NGL/ Crude Facilities

Tax Pipeline and Mechanical

Integrity – NGL/ Crude Pipes

Internal Audit

16 © 2016 The Williams Companies, Inc. All rights reserved.

Key Dates

DATE DESCRIPTION

September 28, 2015 WMB executed definitive agreement to combine with ETE

WMB’s stockholders of record entitled to vote on ETE transaction

May 19, 2016 at special meeting

May 25, 2016 Form S-4 declared “effective” by SEC

Declaration of WMB quarterly dividend in early June; dividend

June 2016 payment to be made before closing

FTC clearance – WMB and ETE continue to cooperate with the

June 2016 FTC and are working towards a resolution with the FTC. Under the timing agreement between the parties and the FTC, the merger may close after June 10, 2016

Trial dates for WMB/ETE litigation; WMB seeking to have ETE

Convertible Units issuance rescinded and WMB seeking a

declaratory judgment that ETE cannot terminate the merger

June 20/21, 2016 agreement due to failure to receive tax opinion and failure to use reasonable best efforts to achieve closing of the merger prior to outside date of June 28, 2016

June 27, 2016 Special meeting for WMB stockholders to vote on ETE transaction

Expected closing date and outside date set forth in merger

June 28, 2016 agreement

17 © 2016 The Williams Companies, Inc. All rights reserved.

Key Takeaways

WMB shareholders expected to benefit from enhanced long-term value prospects through ongoing participation in a larger, more diverse company, while securing substantial value certainty through cash consideration amidst the currently volatile energy environment

1 Enhanced scale, scope of operations and M&A opportunities, as well as significant commercial and cost synergies

2 A complementary geographic footprint, which will allow the combined company to better serve customers through the entire value chain across all major basins

3 Upside exposure to combined company’s significant growth opportunities (including

Lake Charles LNG) and additional commercial synergies

4 Combination reduces risks inherent in WMB’s standalone case, including customer concentration and related credit exposure

5 Combined company has proposed a clear path to delever and improve its balance sheet

6 Cash consideration provides substantial value certainty to WMB stockholders amidst the currently volatile and challenging environment for U.S. midstream companies

A majority of the Williams Board recommends that

WMB stockholders adopt the merger agreement

18 © 2016 The Williams Companies, Inc. All rights reserved.

Additional Information

For additional information, please refer to the Proxy Statement mailed on May 25, 2016, including the Recent Developments section.

19 © 2016 The Williams Companies, Inc. All rights reserved.